UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2011

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5000 Walzem Rd.
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 26, 2011, Rackspace Hosting, Inc. (the “Borrower”), entered into a credit agreement (the “Credit Agreement”) with the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Sole Bookrunner and Lead Arranger, Barclays Bank PLC as Syndication Agent, and Regions Bank and Wells Fargo Bank, N.A. as Co-Documentation Agents. The Credit Agreement replaces the Borrower's existing $245 million credit facility, which was due to expire in August 2012.

The Credit Agreement consists of a five-year revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of $200 million with a final maturity date of September 26, 2016. The Revolving Credit Facility has available up to $50 million for issuance of Letters of Credit, up to $25 million for Swingline Loans, and an expansion feature amount of up to $200 million.

Proceeds of the Revolving Credit Facility are available for use by the Borrower for working capital, acquisitions and other general corporate purposes.

The obligations of the Borrower are guaranteed by certain of the Borrower's domestic subsidiaries, and are secured by a pledge of 65% of the capital stock of the Borrower's first-tier foreign subsidiary. Borrowings under the Credit Agreement bear interest, at either an alternate base rate or an adjusted LIBOR rate plus, in each case, an applicable margin. Such applicable margin is based on the Borrower's Leverage Ratio.

The Credit Agreement contains a number of covenants that the Borrower believes are usual and customary for senior unsecured credit agreements, including compliance with various financial ratios and tests, and certain covenants that restrict, among other things, the Borrower and its subsidiaries' ability to incur debt, incur liens, merge or consolidate with other companies and make certain acquisitions.

The Credit Agreement also contains customary events of default (subject to grace periods, as appropriate) including among others: nonpayment of principal, interest or fees; breach of the representations or warranties; breach of the financial, affirmative or negative covenants; payment default on, or accelerations of, other material indebtedness; bankruptcy or insolvency; material judgments entered against the Borrower or any of its subsidiaries; certain specified events under the Employee Retirement Income Security Act of 1974, as amended; and certain changes in control of the Borrower.

In the ordinary course of their respective businesses, some of the lenders under the Credit Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust, advisory or other financial services for the Borrower and its affiliates. This description of the Credit Agreement is a summary only and is qualified in its entirety by the terms of the Credit Agreement.

Item 1.02. Termination of a Material Definitive Agreement
In connection with entering into the Credit Agreement as described in Item 1.01, on September 26, 2011, the Borrower terminated its five-year, $245 million credit facility, which was due to expire in August 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date:	September 28, 2011	By:	/s/ Alan Schoenbaum
Alan Schoenbaum
Senior Vice President, General Counsel and Secretary

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